As Filed with the Securities and Exchange Commission on December 20, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Plains Exploration & Production Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0430755
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

700 Milam, Suite 3100

Houston, Texas 77002

713-579-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John F. Wombwell

Executive Vice President, General Counsel and Secretary

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, Texas 77002

713-579-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Michael E. Dillard, P.C.

Julien R. Smythe

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Telephone: (713) 220-5800

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered (1)(2)	Proposed Aggregate Maximum Offering Price(3)(4)	Amount of Registration Fee(5)
Debt Securities(6)
Common Stock
Preferred Stock
Depositary Shares(7)
Securities Warrants
Stock Purchase Warrants
Stock Purchase Contracts(8)
Stock Purchase Units(9)
Subsidiary Guarantees of Debt Securities(10)
Total	$500,000,000	$58,850

(1)	Certain information as to each class of securities to be registered is not specified pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933.
(2)	This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, securities registered hereunder.
(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price per unit will be determined from time to time in connection with, and at the time of, the issuance of the securities registered hereunder.
(4)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000, or the equivalent thereof in foreign or composite currencies.
(5)	Calculated pursuant to Rule 457(o) at the statutory rate of $117.70 per $1,000,000 of securities registered. We previously paid an aggregate filing fee of $24,750 in connection with the Registration Statement on Form S-3 (Registration No. 333-112027) initially filed on January 20, 2004, relating to the registration of $293,239,153.64 of securities ($250,000,000 of which remain unsold as of the date hereof, which unsold securities are deemed deregistered). The filing fee related to those unsold securities is $20,225. Pursuant to Rule 457(p) of the Securities Act of 1933, we are offsetting all of the previously paid but unused filing fee against the filing fee of $58,850 due in connection with the filing of this Registration Statement. As a result, the amount of $38,625 has been submitted herewith as payment of the remaining portion of the filing fee.
(6)	Subject to Note (4) above, there is being registered hereunder an indeterminate principal amount of debt securities. If any debt securities are issued at an original issue discount, then the offering price may be increased by an amount such that the gross proceeds to be received by the registrant shall be equal to the above amount to be registered. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering.
(7)	Subject to Note (4) above, there is being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the depositary under the deposit agreement.
(8)	Subject to Note (4) above, there is being registered hereunder an indeterminate amount and number of such purchase contracts, representing obligations to purchase preferred stock, depositary shares, common stock or other securities.
(9)	Subject to Note (4) above, there is being registered hereunder an indeterminate amount and number of stock purchase units, representing ownership of stock purchase contracts and debt securities, preferred stock, warrants or debt obligations of third parties securing the holders’ obligations to purchase the securities under the stock purchase contracts.
(10)	Arguello Inc., Nuevo Ghana Inc., Nuevo International Inc., Nuevo Offshore Company, Nuevo Permian Inc., Nuevo Permian Limited Partnership, Nuevo Resources Inc., Nuevo Texas Inc., Pacific Interstate Offshore Company, Plains Resources International Inc., and PXP Gulf Coast Inc. may guarantee the debt securities of Plains Exploration & Production Company. No separate consideration will be received for the guarantees of the debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities being registered.

Additional Subsidiary Registrants

The following subsidiaries of Plains Exploration are co-registrants under this Registration Statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

Exact Name of Registrant (1)	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Arguello Inc.	Delaware	76-0608465
Nuevo Ghana Inc.	Delaware	76-0577372
Nuevo International Inc.	Delaware	76-0577836
Nuevo Offshore Company	Delaware	01-0628961
Nuevo Permian Inc.	Delaware	91-2116322
Nuevo Permian Limited Partnership	Texas	75-2836792
Nuevo Resources Inc.	Delaware	75-2778316
Nuevo Texas Inc.	Delaware	75-2744301
Pacific Interstate Offshore Company	California	95-3685016
Plains Resources International Inc.	Delaware	76-0040974
PXP Gulf Coast Inc.	Delaware	01-0770800
(1)	The address for each co-registrant is 700 Milam, Suite 3100, Houston, Texas 77002, and the telephone number at that address is (713) 579-6000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2004

PROSPECTUS

(Plains Exploration & Production Company LOGO)

$500,000,000

Plains Exploration & Production Company

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

SECURITIES WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

We may offer, from time to time, in one or more series:

•	unsecured senior debt securities;
•	unsecured subordinated debt securities;
•	guarantees, if any, of our payment obligations under any debt securities, given by one or more of our subsidiaries named in this prospectus;
•	shares of common stock;
•	shares of preferred stock;
•	depositary shares;
•	securities warrants;
•	stock purchase contracts; and/or
•	stock purchase units.

The aggregate initial public offering price of all securities offered under this prospectus will not exceed $500,000,000. The securities:

•	will be offered at prices and on terms to be set forth in an accompanying prospectus supplement;
•	may be denominated in U.S. dollars or in other currencies or currency units;
•	may be offered separately or together, or in separate series; and
•	may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities. You should carefully consider information under the headings “Special Note Regarding Forward-Looking Statements” on page ii and “ Risk Factors” referred to on page 1 of this prospectus before you make an investment in our securities.

Plains Exploration & Production Company’s common stock is listed on the New York Stock Exchange under the symbol “PXP.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Notice to New Hampshire Residents

Neither the fact that a registration statement or an application for a license has been filed under RSA 421-B with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

This prospectus is dated             , 2004.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 24.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Plains Exploration” and to the “company,” “we,” “us” or “our” are to Plains Exploration & Production Company and its subsidiaries.

i

Special Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 about us that are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will,” “would,” “should,” “plans,” “likely,” “expects,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may,” and similar expressions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, among other things, those matters discussed under the caption “Risk Factors,” as well as the following:

•	uncertainties inherent in the development and production of and exploration for oil and gas and in estimating reserves;

•	unexpected difficulties in integrating operations as a result of any significant acquisitions, including the recent acquisition of Nuevo Energy Company;

•	unexpected future capital expenditures (including the amount and nature thereof);

•	the impact of oil and gas price fluctuations;

•	the effects of our indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt, and could have other adverse consequences;

•	the effects of competition;

•	the success of our risk management activities;

•	the availability (or lack thereof) of acquisition or combination opportunities;

•	the impact of current and future laws and governmental regulations;

•	environmental liabilities that are not covered by an effective indemnity or insurance; and

•	general economic, market or business conditions.

All forward-looking statements in this prospectus are made as of the date hereof, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this prospectus. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material.

ii

ABOUT PLAINS EXPLORATION

We are an independent oil and gas company engaged in the activities of acquiring, developing, exploiting and producing oil and gas properties in the United States. We own oil and gas properties in five states with principal operations in:

•	The Los Angeles, San Joaquin, Santa Maria and Ventura Basins onshore and offshore California;

•	The Gulf Coast Basin onshore and offshore Louisiana;

•	The East Texas Basin in east Texas and north Louisiana; and

•	the Permian Basin in Texas.

Assets in our principal focus areas include mature properties with long-lived reserves and significant development and exploitation opportunities as well as newer properties with development, exploitation and exploration potential. We have historically hedged portions of our oil and gas production to manage our exposure to commodity price risk.

Our principal executive offices are located at 700 Milam, Suite 3100, Houston, Texas 77002, and our telephone number is (713) 579-6000. We maintain a website on the Internet at http://www.plainsxp.com. Unless specifically incorporated by reference in this prospectus, information that you may find on the website is not part of this prospectus.

RISK FACTORS

You should carefully consider the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2003 and other documents we have filed with the SEC before investing in our securities. You should also consider similar information contained in our Annual Reports on Form 10-K and other documents we file with the SEC after the date of this prospectus.

USE OF PROCEEDS

Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities offered pursuant to this prospectus and any prospectus supplement for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of debt or other corporate obligations;

•	acquisitions;

•	capital expenditures; and

•	working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges and proforma ratio of earnings to fixed charges for each of the periods indicated are as follows:

	Nine Months Ended September 30,				Year Ended December 31,
	Proforma 2004 (a)		2004		Proforma 2003 (a)	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges	(b	)	(c	)	1.6	3.8	2.8	5.2	3.1	2.1

(a)	Adjusted to give effect to (1) the acquisition of Nuevo Energy Company effective May 14, 2004; (2) the sale of $250.0 million Series A notes and the application of the net proceeds thereof and borrowings under our credit facility including for the termination of Nuevo’s credit facility and certain other recapitalization transactions; (3) the acquisition of 3TEC Energy Corporation which was completed on June 4, 2003; (4) the issuance of $75.0 million of 8 3/4% notes on May 30, 2003; and (5) the sale of Nuevo’s operations in The Republic of Congo, which was completed on July 30, 2004.

(b)	Total fixed charges exceed total adjusted earnings available for payment of fixed charges by $44.5 million. Total adjusted earnings available for payment of fixed charges includes a $122.1 million noncash loss on derivatives that do not qualify for hedge accounting. Excluding this noncash loss the ratio of earnings to fixed charges would be 2.8 to 1.0.
(c)	Total fixed charges exceed total adjusted earnings available for payment of fixed charges by $34.3 million. Total adjusted earnings available for payment of fixed charges includes a $109.5 million noncash loss on derivatives that do not qualify for hedge accounting. Excluding this noncash loss the ratio of earnings to fixed charges would be 3.3 to 1.0.

As of the date of this prospectus and each of the periods presented, there were no outstanding shares of preferred stock.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either senior debt securities of Plains Exploration (“Senior Debt Securities”) or subordinated debt securities of Plains Exploration (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under one or more Indentures between Plains Exploration and a U.S. banking institution selected by Plains Exploration as “Trustee.” Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Collectively, the Senior Indentures and the Subordinated Indentures are called “Indentures.” The Debt Securities may be issued from time to time in one or more series.

We have summarized the material provisions of the Indentures below. We have filed the forms of each Indenture with the SEC as exhibits to the registration statement of which this prospectus is a part, and you should read such documents for provisions that may be important to you. In the summary below, we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of an Indenture, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.

GENERAL

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. Plains Exploration may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). Plains Exploration will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture. The Debt Securities will be Plains Exploration’s unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of Plains Exploration’s Senior Debt (as defined) as described under “Subordination of Subordinated Debt Securities” in this prospectus and in the prospectus supplement applicable to any Subordinated Debt Securities.

If the prospectus supplement so indicates, the Senior or Subordinated Debt Securities of Plains Exploration will be convertible into Plains Exploration’s common stock as described in the prospectus supplement.

Our payment obligations under any Debt Securities may, if specified in any prospectus supplement, be fully and unconditionally guaranteed by our subsidiaries: Arguello Inc., Nuevo Ghana Inc., Nuevo International Inc., Nuevo Offshore Company, Nuevo Permian Inc., Nuevo Permian Limited Partnership, Nuevo Resources Inc., Nuevo Texas Inc., Pacific Interstate Offshore Company, Plains Resources International Inc. and PXP Gulf Coast Inc. If any series of Debt Securities is guaranteed by such subsidiary, the applicable prospectus supplement will identify each subsidiary guarantor and describe such subsidiary guarantee, including the circumstances in which it may be released. Any guarantee of Debt Securities by a subsidiary guarantor will be on a full and unconditional basis.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) any limit on the aggregate principal amount and authorized denominations of the Debt Securities;

(4) the Person to whom any interest on a Debt Security will be payable;

(5) the dates on which the principal of the Debt Securities will be payable;

(6) the rate or rates at which the Debt Securities will bear interest, or the method of determining the rate or rates and the dates from which interest shall accrue and the interest payment dates for the Debt Securities;

(7) the places where payments on the Debt Securities will be payable;

(8) whether the Debt Securities are convertible into, or exchangeable for, securities or other property of Plains Exploration and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price and any adjustments thereto, the conversion period and other conversion provisions;

(9) any provisions that provide for the redemption of the Debt Securities at our option;

(10) any sinking fund or other provisions that would obligate Plains Exploration to repurchase or otherwise redeem the Debt Securities;

(11) if other than U.S. dollars, the currency, currencies or currency units for which the Debt Securities may be purchased and in which the principal, any premium and any interest may be payable;

(12) if the currency, currencies or currency units for which the Debt Securities may be purchased or in which the principal, any premium and any interest may be payable is at Plains Exploration’s election or the purchaser’s election, the manner in which the election may be made;

(13) if the amount of payments on the Debt Securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

(14) whether the Debt Securities are defeasible;

(15) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(16) any addition to or change in the Events of Default;

(17) any addition to or change in the covenants in the Indenture applicable to any of the Debt Securities;

(18) whether the Debt Securities are issued together with other securities of Plains Exploration or an affiliated issuer as a unit; and

(19) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

Debt Securities may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

If Plains Exploration sells any of the Debt Securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of Debt Securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to the issue of Debt Securities and the currencies or currency units in the related prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of Plains Exploration’s Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of Plains Exploration’s Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of Plains Exploration’s assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which Plains Exploration will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the Subordinated Debt Securities as described under “Satisfaction and Discharge of the Indentures; Defeasance” in this prospectus.

FORM, EXCHANGE AND TRANSFER

The Debt Securities of each series will be issuable only in registered form, without coupons, and, unless otherwise specified in the applicable Indenture, only in denominations of $1,000 and integral multiples thereof. (Section 302)

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer in form satisfactory to Plains Exploration) at the office of the Security Registrar or at the office of any transfer agent designated by Plains Exploration for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but Plains Exploration may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by Plains Exploration for any Debt Securities will be named in the applicable prospectus supplement. (Section 305) Plains Exploration may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Plains Exploration will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, Plains Exploration will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305)

GLOBAL SECURITIES

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1) the Depositary has notified Plains Exploration that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture and a successor depositary is not appointed within 90 days;

(2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Security Registrar has received a written request from the Depositary to issue certificated Debt Securities; or

(3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Section 204)

As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of Plains Exploration, the Trustee or the agents of Plains Exploration or the Trustee will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as Plains Exploration may designate for such purpose from time to time, except that at Plains Exploration’s option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indentures in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indentures in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by Plains Exploration for the Debt Securities of a particular series will be named in the applicable prospectus supplement. Plains Exploration may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that Plains Exploration will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

All moneys paid by Plains Exploration to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Plains Exploration and the Holder of such Debt Security thereafter may look only to Plains Exploration or a subsidiary guarantor, if any, for payment thereof. (Section 1003)

CONSOLIDATION, MERGER AND SALE OF ASSETS

Plains Exploration may not consolidate with or merge into, or transfer, sell, lease or otherwise dispose of all or substantially all of its assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into it, unless:

(1) in a transaction in which Plains Exploration is not the successor Person, the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes Plains Exploration’s obligations on the Debt Securities and under the Indentures;

(2) immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3) any other conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met. (Section 801)

EVENTS OF DEFAULT

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1) Plains Exploration and any guarantor fail to pay any interest on any Debt Securities of that series when due, continued for 90 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) Plains Exploration and any guarantor fail to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) Plains Exploration and any guarantor fail to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) Plains Exploration fails to perform any of its other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture; and

(5) certain events of bankruptcy, insolvency or reorganization affecting Plains Exploration. (Section 501)

If an Event of Default (other than an Event of Default described in clause (5) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (5) above with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities by notice as provided in the Indenture may declare the principal amount of the Outstanding Debt Securities (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if (1) Plains Exploration has paid or deposited with the Trustee an amount sufficient to pay the principal of and premium, if any, on any Debt Securities of that series that have become due other than by declaration of acceleration, all overdue interest on such Debt Securities, interest on any overdue interest (if lawful), any amounts paid by the Trustee under the applicable Indenture and the reasonable compensation and expenses of the Trustee and (2) all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502) For information as to waiver of defaults, see “Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security. (Section 508)

Plains Exploration and the guarantors, if any, each will be required to furnish to each Trustee annually a written statement by certain of such entity’s officers as to whether or not Plains Exploration, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

Modifications and amendments of an Indenture may be made by Plains Exploration and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1) change the Maturity of the principal of, or the Stated Maturity of any premium on, or any installment of principal of or interest on, any Debt Security;

(2) reduce the principal amount of, or any premium or interest on, any Debt Security;

(3) change the method of computing the amount of principal or interest on any date;

(4) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(5) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(6) impair the right to institute suit for the enforcement of any payment on or any conversion right with respect to any Debt Security;

(7) in the case of Subordinated Debt Securities, modify the subordination or conversion provisions in a manner adverse to the Holders of the Subordinated Debt Securities;

(8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(10) modify such provisions with respect to modification and waiver. (Section 902)

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable Indenture that cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action under such Indenture as of any date:

(1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date; and

(2) Debt Securities owned by Plains Exploration or any other obligor upon the Debt Securities (or their respective Affiliates) will be disregarded; and

(3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause).

Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1202, will not be deemed to be Outstanding. (Section 101)

Except in certain limited circumstances, Plains Exploration will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be six months or such other period as may be specified by Plains Exploration may be (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond six months) from time to time. (Section 104)

SATISFACTION AND DISCHARGE OF THE INDENTURES; DEFEASANCE

Satisfaction and Discharge. The Indentures will generally cease to be of any further effect with respect to a series of Debt Securities if Plains Exploration delivers all Debt Securities of that series, with limited exceptions, for cancellation to the applicable Trustee or all Debt Securities of that series not previously delivered for cancellation to the applicable Trustee have become due and payable or will become due and payable or called for redemption within one year, and Plains Exploration has deposited with the applicable Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the Debt Securities, no default with respect to the Debt Securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the applicable Indenture or any other agreement or instrument to which Plains Exploration is a party.

If and to the extent indicated in the applicable prospectus supplement, Plains Exploration may elect, at its option at any time, to have the provisions of Section 1202, relating to defeasance and discharge of indebtedness, or defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series.

Defeasance. The Indentures provide that, upon Plains Exploration’s exercise of its option (if any) of defeasance and discharge applied to any Debt Securities, Plains Exploration and any guarantor will be discharged from all their respective obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) and the provisions of any Indentures relating to guarantees, if any, will cease to be effective, with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities or redemption dates, as applicable in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1) Plains Exploration has delivered to the applicable Trustee an Opinion of Counsel to the effect that it has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

(2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing;

(3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which Plains Exploration is a party or by which such party is bound;

(4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of Plains Exploration’s Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of Plains Exploration’s Senior Debt and no other event of default with respect to any of Plains Exploration’s Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5) Plains Exploration has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940. (Sections 1202 and 1203)

Defeasance of Certain Covenants. The Indentures provide that, upon the Issuer’s exercise of its option (if any) to have the provisions of the applicable Indenture relating to covenant defeasance applied to any Debt Securities, Plains Exploration may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (4) (with respect to such restrictive covenants) and clause (5) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, Plains Exploration must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities or redemption dates, as applicable in accordance with the terms of the applicable Indenture and such Debt Securities.

Such covenant defeasance may occur only if Plains Exploration has delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If Plains Exploration exercises this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, Plains Exploration would remain liable for such payments.

COVENANTS

The Senior Indenture contains the covenants summarized below, which will be applicable, unless waived or amended, so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the prospectus supplement.

Limitation on Mortgages. Plains Exploration will not, nor will it permit any Restricted Subsidiary to create, assume or incur

•	any Mortgage on any stock or indebtedness of any Restricted Subsidiary to secure any Debt of Plains Exploration or any other person, other than the Senior Debt Securities; or

•	any Mortgage on any Principal Property to secure any Debt of Plains Exploration or any other person, other than the Senior Debt Securities,

without making provision for all the outstanding Senior Debt Securities to be secured equally with the Debt.

Any Mortgage on stock or indebtedness of a corporation existing at the time a corporation becomes a Subsidiary or at the time stock or indebtedness of a Subsidiary is acquired, and, with specific exceptions, any extension, renewal or replacement of any Mortgage, will generally be excluded from this restriction.

The following permitted mortgages will be excluded from the restriction referred to in the preceding paragraph:

•	any Mortgage on property owned or leased by a corporation existing at the time the corporation becomes a Restricted Subsidiary;

•	any Mortgage on property existing at the time of its acquisition or to secure payment of any part of the purchase price thereof or any Debt incurred to finance the purchase thereof;

•	any Mortgage on property to secure any part of the cost of development, construction, alteration, repair or improvement of the property, or Debt incurred to finance the cost;

•	any Mortgage securing Debt of a Restricted Subsidiary owing to Plains Exploration or to another Restricted Subsidiary;

•	any Mortgage existing on the date of the Senior Indenture;

•	any Mortgage on Plains Exploration’s property or property of a Restricted Subsidiary in favor of the United States of America or any State or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the property subject to the Mortgage;

•	any Mortgage on any property subsequently acquired by Plains Exploration or any Restricted Subsidiary, to secure or provide for the payment of any part of the purchase price of the property, or any Mortgage assumed by Plains Exploration or any Restricted Subsidiary on any property subsequently acquired by Plains Exploration or any Restricted Subsidiary which was existing at the time of the acquisition, provided that the amount of any Indebtedness secured by any Mortgage created or assumed does not exceed the cost to Plains Exploration or any Restricted Subsidiary of the property covered by the Mortgage; and

•	any extension, renewal or replacement of any Mortgage referred to in the previous seven bullet points, provided that the principal amount of Debt secured thereby may not exceed the principal amount of Debt so secured at the time of the extension, renewal or replacement, and provided that the Mortgage must be limited to all or part of the property which secured the Mortgage so extended, renewed or replaced.

Notwithstanding the above, Plains Exploration may, and may permit any Restricted Subsidiary to, create, assume or incur any Mortgage on any Principal Property without equally securing the Senior Debt Securities if the aggregate amount of all Debt then outstanding secured by the Mortgage and all similar Mortgages does not exceed 10% of Plains Exploration’s total consolidated shareholders’ equity, including preferred stock, as shown on the audited consolidated balance sheet contained in its latest annual report to shareholders. However, Debt secured by Permitted Mortgages will not be included in the amount of the secured Debt. (Section 1006)

Sale and Leaseback Transactions. Plains Exploration will not, nor will it permit any Restricted Subsidiary to, enter into any sale-leaseback transaction providing for the leasing by Plains Exploration or a Restricted Subsidiary of any Principal Property, except for temporary leases for a term of not more than three years, which has been or is to be sold or transferred by Plains Exploration or the Restricted Subsidiary to the person, unless:

•	the sale-leaseback transaction occurs within the later of 180 days from the date of acquisition of the Principal Property or the date of the completion of construction or commencement of full operations on the Principal Property, or

•	within 180 days after the sale-leaseback transaction, Plains Exploration applies or causes to be applied to the retirement of its Funded Debt or the Funded Debt of any Subsidiary, other than its Funded Debt which is subordinate in right of payment to the Senior Debt Securities, an amount not less than the net proceeds of the sale of the Principal Property.

Notwithstanding the above provisions, Plains Exploration may, and may permit any Restricted Subsidiary to, effect any sale-leaseback transaction involving any Principal Property, provided that the net sale proceeds from the sale-leaseback transaction, together with all Debt secured by Mortgages other than Permitted Mortgages, does not exceed 10% of Plains Exploration’s total consolidated shareholders’ equity as shown on the audited consolidated balance sheet contained in Plains Exploration’s latest annual report to shareholders. (Section 1007)

Definitions

For the purposes of the description of the Senior Debt Securities:

“Debt” means indebtedness for money borrowed.

“Funded Debt” of any person means all indebtedness for borrowed money created, incurred, assumed or guaranteed in any manner by the person, and all indebtedness incurred or assumed by the person in connection with the acquisition of any business, property or asset, which in each case matures more than one year after, or which is renewable or extendible or payable out of the proceeds of similar indebtedness incurred pursuant to the terms of any revolving credit agreement or any similar agreement at the option of the person for a period ending more than one year after the date as of which Funded Debt is being determined. However, Funded Debt does not include:

•	any indebtedness for the payment, redemption or satisfaction of which money, or evidences of indebtedness, if permitted under the instrument creating or evidencing the indebtedness, in the necessary amount has been irrevocably deposited in trust with a trustee or proper depository either on or before the maturity or redemption date thereof;

•	any indebtedness of the person to any of its Subsidiaries or of any Subsidiary to the person or any other Subsidiary; or

•	any indebtedness incurred in connection with the financing of operating, construction or acquisition projects, provided that the recourse for the indebtedness is limited to the assets of the projects.

“Mortgage” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

“Principal Property” means proved properties (as such term is defined in Regulation S-X) owned or leased by Plains Exploration or any of its Subsidiaries, unless, in the opinion of Plains Exploration Board of Directors, any of the properties are not in the aggregate of material importance to the total business conducted by Plains Exploration and its Subsidiaries as an entirety.

“Restricted Subsidiary” means any Subsidiary which owns or leases (as lessor or lessee) a Principal Property, but does not include any Subsidiary the principal business of which is leasing machinery, equipment, vehicles or other properties none of which is a Principal Property, or financing accounts receivable, or engaging in ownership and development of any property or assets which is not a Principal Property.

“Subsidiary”, when used with respect to Plains Exploration, means any corporation of which a majority of the outstanding voting stock is owned, directly or indirectly, by Plains Exploration or by one or more other Subsidiaries, or both.

NOTICES

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Section 106)

TITLE

Plains Exploration, any guarantor, the Trustee and any agent of Plains Exploration, any guarantor or a Trustee may treat the Person in whose name a Debt Security is registered as the owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

TRUSTEES

Plains Exploration may maintain banking and other commercial relationships with any Trustee and its affiliates in the ordinary course of business and any Trustee may own debt securities and serve as Trustee under Plains Exploration’s other indentures.

GOVERNING LAW

The Indentures, any guarantees and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112)

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Our subsidiaries may issue guarantees of debt securities that we offer in any prospectus supplement. A copy of the guarantee will be filed with the SEC in connection with the offering of guarantees. Each guarantee will be issued under an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are conditional or unconditional;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

DESCRIPTION OF PLAINS EXPLORATION CAPITAL STOCK

Pursuant to its certificate of incorporation, Plains Exploration has the authority to issue an aggregate of 155,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. On December 17, 2004 Plains Exploration had 77,147,774 shares of common stock outstanding and no shares of preferred stock outstanding.

Selected provisions of Plains Exploration’s organizational documents are summarized below, however, you should read the organizational documents for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

COMMON STOCK

Voting rights. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of Plains Exploration’s stockholders. Plains Exploration’s stockholders do not have the right to cumulate their votes in the election of directors.

Dividends, distributions and stock splits. Holders of Plains Exploration common stock are entitled to receive dividends if, as and when such dividends are declared by Plains Exploration’s board out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any. Plains Exploration’s credit facility and the indentures relating to its 8.75% senior subordinated notes and 7 1/8% senior notes restrict its ability to pay cash dividends.

Liquidation. In the event of any dissolution, liquidation, or winding up of Plains Exploration’s affairs, whether voluntary or involuntary, after payment of its debts and other liabilities and making provision for any holders of its preferred stock who have a liquidation preference, Plains Exploration’s remaining assets will be distributed ratably among the holders of common stock.

Fully paid. All shares of common stock outstanding are fully paid and nonassessable.

Other rights. Holders of Plains Exploration common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for its securities.

PREFERRED STOCK

Plains Exploration’s board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. As of the date of this prospectus, there are no outstanding shares of preferred stock.

One of the effects of undesignated preferred stock may be to enable Plains Exploration’s board of directors to render more difficult or to discourage an attempt to obtain control of Plains Exploration by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of its management. The issuance of shares of the preferred stock by Plains Exploration’s board of directors as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by Plains Exploration may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for Plains Exploration common stock or may otherwise adversely affect the market price of Plains Exploration common stock.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

Plains Exploration’s certificate of incorporation, bylaws and the Delaware General Corporation Law, or “DGCL” contain certain provisions that could discourage potential takeover attempts and make it more difficult for Plains Exploration stockholders to change management or receive a premium for their shares.

Delaware law. Plains Exploration is subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of Plains Exploration’s assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; and

•	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•	Plains Exploration’s board approves the transaction that made the stockholder an interested stockholder prior to the date of that transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of Plains Exploration’s voting stock outstanding at the time the transaction commenced, excluding shares owned by Plains Exploration’s officers and directors; or

•	on or subsequent to the date of the transaction, the business combinations approved by Plains Exploration’s board and authorized at a meeting of its stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither Plains Exploration’s certificate of incorporation nor its bylaws exempt it from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring Plains Exploration to negotiate in advance with Plains Exploration’s board.

Charter and bylaw provisions. Plains Exploration’s certificate of incorporation and bylaws provide that any action required or permitted to be taken by its stockholders may only be effected at a duly called annual or special meeting of the stockholders, and may not be taken by written consent of the stockholders unless Plains Exploration’s board of directors approves the taking of the action by written consent. If the board of directors authorizes Plains Exploration’s stockholders to take action by written consent, then the stockholders may take action by written consent if stockholders having not less than the minimum number of votes necessary to take the action sign the consent. Special meetings of stockholders may be called by Plains Exploration’s chairman, chief executive officer or by a majority of the board.

Directors may be removed with the approval of the holders of a majority of the shares then entitled to vote at an election of directors. Stockholders with or without cause may remove directors. Vacancies and newly-created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum. If there are no directors in office, then an election of directors may be held in the manner provided by law.

LIMITATION OF LIABILITY; INDEMNIFICATION

Plains Exploration’s certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

•	for any breach of the director’s duty of loyalty to Plains Exploration or Plains Exploration’s stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and

•	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate Plains Exploration’s rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Plains Exploration’s certificate of incorporation and bylaws also provide that Plains Exploration must indemnify its directors and officers to the fullest extent permitted by Delaware law and also provide that it must advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

STOCK EXCHANGE

Plains Exploration common stock is listed on the New York Stock Exchange under the symbol “PXP.”

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for Plains Exploration common stock is American Stock Transfer and Trust Company. Its phone number is 1-800-937-5449.

DESCRIPTION OF DEPOSITARY SHARES OF PLAINS EXPLORATION

GENERAL

Plains Exploration may offer fractional shares of preferred stock, rather than full shares of preferred stock. If Plains Exploration decides to offer fractional shares of preferred stock, Plains Exploration will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. A prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between Plains Exploration and a depositary that is a bank or trust company that meets certain requirements and is selected by Plains Exploration. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized all material provisions of the deposit agreement and the depositary receipts. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC on a Current Report on Form 8-K prior to Plains Exploration’s offering of the depositary shares, and you should read such documents for provisions that may be important to you.

DIVIDENDS AND OTHER DISTRIBUTIONS

If Plains Exploration pays a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with Plains Exploration’s approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

REDEMPTION OF DEPOSITARY SHARES

If Plains Exploration redeems a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

VOTING THE PREFERRED STOCK

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and Plains Exploration will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and Plains Exploration. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or Plains Exploration only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of Plains Exploration and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

Plains Exploration will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Plains Exploration will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

The depositary will forward to holders of depositary receipts all reports and communications from Plains Exploration that are delivered to the depositary and that Plains Exploration is required to furnish to the holders of the preferred stock.

Neither Plains Exploration nor the depositary will be liable if Plains Exploration is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary and Plains Exploration under the deposit agreement will be limited to performance in good faith of their duties thereunder, and Plains Exploration will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Plains Exploration may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The depositary may resign at any time by delivering notice to Plains Exploration of its election to do so, and Plains Exploration may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.

DESCRIPTION OF SECURITIES WARRANTS OF PLAINS EXPLORATION

Plains Exploration may issue securities warrants for the purchase of debt securities, preferred stock, depositary shares, common stock or other securities. Securities warrants may be issued independently or together with debt securities, preferred stock, depositary shares, common stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between Plains Exploration and a bank or trust company, as warrant agent, all as set forth in a prospectus supplement relating to the particular issue of securities warrants. The securities warrant agent will act solely as Plains Exploration’s agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

We have summarized all material provisions of the securities warrant agreements. A form of the applicable securities warrant agreement will be filed with the SEC on Form 8-K prior to any offering of the applicable warrants, and you should read such document for provisions that may be important to you. A prospectus supplement relating to a particular issue of securities warrants will contain the terms of and information relating to that issue of securities warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of securities warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of securities warrants to purchase preferred stock or depositary shares and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of securities warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

•	United States federal income tax consequences applicable to such securities warrants;

•	the amount of securities warrants outstanding as of the most recent practicable date; and

•	any other terms of such securities warrants.

Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with a prospectus supplement relating to the particular issue of securities warranties.

Each securities warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock, depositary shares or other securities at such exercise price as shall in each case be set forth in, or calculable from, a prospectus supplement relating to the securities warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by Plains Exploration, unexercised securities warrants will become void. The place or places where, and the manner in which, securities warrants may be exercised shall be specified in a prospectus supplement relating to such securities warrants.

Prior to the exercise of any securities warrants to purchase debt securities, common stock, preferred stock, depositary shares or other securities, holders of such securities warrants will not have any of the rights of holders of debt securities, common stock, preferred stock, depositary shares or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in any applicable indenture, or to receive payments of dividends, if any, on the common stock, preferred stock or depositary shares purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS OF

PLAINS EXPLORATION

Plains Exploration may issue stock purchase contracts, including contracts obligating holders to purchase from Plains Exploration, and obligating Plains Exploration to sell to holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require Plains Exploration to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. In addition, the applicable prospectus supplement will set forth:

•	the names of the selling stockholders;

•	the number of shares of common stock held by each of the selling stockholders;

•	the percentage of the outstanding common stock held by each of the selling stockholders; and

•	the number of shares of common stock offered by each of the selling stockholders.

Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

Any of the securities that we may offer under this prospectus may be sold in or outside the United States through underwriters or dealers, agents or directly to one or more purchasers, including Plains Exploration’s existing stockholders in a rights offering. The prospectus supplement relating to the securities offered by this prospectus will include, to the extent required, the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities offered by this prospectus;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	Any securities exchange on which the securities offered by this prospectus may be listed.

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change, from time to time, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

We may sell the securities directly. In this case, no underwriters or agents would be involved. Plains Exploration may sell securities upon the exercise of rights that Plains Exploration may issue to its security holders. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP has acted as our counsel in connection with this offering and has issued a preliminary opinion regarding the validity of the issuance of the securities offered by this prospectus. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A Amendment No. 1 of Plains Exploration & Production Company for the year ended December 31, 2003 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Plains Exploration & Production Company’s revisions to its consolidated balance sheets to change the classification of deferred tax assets associated with commodity hedging contracts as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of 3TEC Energy Corporation and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report dated February 14, 2003 of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated February 14, 2003 refers to a change in the method of accounting for derivative instruments and hedging activities effective January 1, 2001.

The consolidated financial statements and related schedule of Nuevo as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the report dated March 5, 2004 of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated March 5, 2004 contains an explanatory paragraph that states that Nuevo changed its method of accounting for derivative instruments effective January 1, 2001, its method of accounting for asset retirement obligations effective January 1, 2003, and its method of accounting for certain convertible subordinated debentures effective December 31, 2003.

Certain information with respect to the oil and gas reserves associated with Plains Exploration’s oil and gas properties is derived from the reports of Netherland, Sewell & Associates, Inc. and Ryder Scott Company, L.P., independent petroleum consulting firms, and has been included in this prospectus upon the authority of said firms as experts with respect to the matters covered by such reports and in giving such reports.

Certain information with respect to the oil and gas reserves associated with 3TEC Energy Corporation’s and Nuevo Energy Company’s oil and gas properties is derived from the reports of Ryder Scott Company, L.P., an independent petroleum consulting firm, and has been included in this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

WHERE YOU CAN FIND MORE INFORMATION

Each time we offer to sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering, including any guarantees. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-31470). Plains Exploration’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and at our web site at http://www.plainsxp.com. You may also read and copy at prescribed rates any document Plains Exploration files at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

Plains Exploration’s common stock is listed on the New York Stock Exchange under the symbol “PXP.” Our reports, proxy statements and other information may be read and copied at the NYSE at 20 Broad Street, 7th Floor, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information Plains Exploration files with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that Plains Exploration files later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents Plains Exploration subsequently files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed) until we sell all of the securities described in this prospectus or we terminate this offering:

•	the financial statements of 3TEC Energy Corporation on pages F-59 through F-92 contained in our Form S-4 registration statement filed with the SEC on August 29, 2003;

•	our annual report on Form 10-K (as amended) for the year ended December 31, 2003;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2004 (as amended), June 30, 2004 and September 30, 2004;

•	our current reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on January 20, 2004, February 12, 2004, March 10, 2004, March 17, 2004, March 30, 2004, March 31, 2004, April 13, 2004, April 16, 2004, April 20, 2004, May 6, 2004, May 14, 2004, May 17, 2004, May 18, 2004, May 27, 2004, May 28, 2004, May 28, 2004, June 7, 2004, June 14, 2004, June 14, 2004, June 15, 2004, June 17, 2004, June 21, 2004, July 1, 2004, August 5, 2004, August 18, 2004, September 7, 2004, September 15, 2004, September 22, 2004, September 30, 2004, October 5, 2004, October 20, 2004, November 4, 2004, November 15, 2004 and December 20, 2004; and

•	the description of Plains Exploration’s common stock contained in our Form 10 registration statement filed with the SEC on November 8, 2002, as amended by Amendment No. 1 filed November 21, 2002, Amendment No. 2 filed December 3, 2002, and Amendment No. 3 filed December 6, 2002.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Plains Exploration & Production Company

Attention: Corporate Secretary

700 Milam, Suite 3100

Houston, Texas 77002

(713) 579-6000

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$58,850
Legal fees and expenses	75,000
Accounting fees and expenses	75,000
Trustee fees and expenses	50,000
Printing expenses	75,000
Miscellaneous	25,000

Total	$358,850

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The discussion below summarizes the material indemnification provisions of our certificate of incorporation and bylaws and Section 145 of the Delaware General Corporation Law.

Our certificate of incorporation provides that we must indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any threatened, pending or contemplated action, suit or proceeding (whether civil, criminal, administrative, arbitrative or investigative) any appeal in such action, suit or proceeding and any inquiry or investigation that could lead to such action, suit or proceeding by reason of fact that he is or was one of our directors or officers or by reason of the fact that such director or officer, at our request, is or was serving as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of an enterprise. The rights to indemnification set forth above are not exclusive of any other rights to which such person may be entitled under any statute, provision of our certificate of incorporation or bylaws, agreements, vote of stockholders or disinterested directors or otherwise.

Additionally, our certificate of incorporation and bylaws provide for mandatory indemnification of our officers and directors to at least the extent specifically allowed by Section 145 of the DGCL. However, under our certificate of incorporation, except for proceedings to enforce right to indemnification, we are not required to indemnify anyone (including his heirs, executors or representatives) in connection with any action, suit or proceeding initiated by such person unless it was authorized by or consented to the our board. Our bylaws follow the language of Section 145 of the DGCL; however, the advancement of expenses by us does not extend to administrative or investigative actions, suits and proceedings.

Pursuant to Section 145 of the DGCL, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both costs actions in such person’s official capacity and as to action in another capacity while holding such office. We also have the power to purchase and maintain insurance for such directors and officers.

We are also required, until June 4, 2009, to indemnify the present and former officers and directors of 3TEC and its subsidiaries from liabilities actually and reasonably incurred by them arising out of actions or omissions in their capacity as such prior to June 4, 2003, to the full extent permitted under Delaware law or our certificate of incorporation, bylaws. In addition, we will maintain 3TEC’s directors’ and officers’ insurance coverage the same period of time, but only to the extent related to actions or omissions prior to June 4, 2003.

ITEM 16. EXHIBITS

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement.

3.1		Certificate of Incorporation of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on October 4, 2002).

3.2		Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.1(a) to the Company’s Form S-8 filed on May 19, 2004).

3.3		Bylaws of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on October 4, 2002).

4.1		Indenture dated June 30, 2004 among Plains Exploration & Production Company, the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A. as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form S-4 filed on August 18, 2004).

4.2		Form of 7 1/8% Senior Note due 2014 (incorporated by reference to Exhibit 4.2 to the Company’s Form S-4 filed on August 18, 2004).

4.3		Amended and Restated Indenture dated as of June 18, 2004 among Plains Exploration & Production Company, Plains E&P Company, the Subsidiary Guarantors defined therein and J.P. Morgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 10-Q filed on August 6, 2004).

4.4		Second Supplemental Indenture dated as of June 30, 2004 among Plains Exploration & Production Company, Plains E&P Company, the Subsidiary Guarantors defined therein and J.P. Morgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form 10-Q filed on August 6, 2004).

4.5		Form of 8 3/4% Senior Subordinated Note (incorporated by reference to Exhibit 4.3 to the Company’s Amendment No. 1 to Form S-1 filed on August 28, 2002).

4.6		Registration Rights Agreement dated June 30, 2004 by and among Plains Exploration & Production Company, the subsidiary guarantors listed on Schedule I thereto, and Lehman Brothers Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, BNP Paribas Securities Corp., and Harris Nesbitt Corp. (incorporated by reference to Exhibit 4.6 to the Company’s Form S-4 filed on August 18, 2004).

4.7		Plains Exploration & Production Company 2004 Stock Incentive Plan (incorporated by reference to Annex B to Plains Exploration & Production Company Amendment No. 1 to Form S-4 filed on April 12, 2004).

4.8		Form of Senior Indenture of Plains Exploration & Production Company (incorporated by reference to Exhibit 4.5 to the Company’s Form S-3 (File No. 333-112027) filed on January 20, 2004).

4.9		Form of Subordinated Indenture of Plains Exploration & Production Company (incorporated by reference to Exhibit 4.6 to the Company’s Form S-3 (File No. 333-112027) filed on January 20, 2004).

4.10	**	Form of Debt Securities.

4.11	**	Form of Securities Warrants.

4.12	**	Form of Stock Purchase Warrants.

4.13	**	Form of Depositary Receipts.

4.14	**	Form of Stock Purchase Contracts.

4.15	**	Form of Stock Purchase Units.

Exhibit Number		Description

5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the senior debt securities, the subordinated debt securities, the guarantees, the common stock, the preferred stock, the depositary shares, the warrants, the stock purchase contracts and the stock purchase units.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

23.1	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2	*	Consent of PricewaterhouseCoopers LLP.

23.3	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm for 3TEC Energy Corporation.

23.4	*	Consent of Netherland, Sewell & Associates, Inc.

23.5	*	Consent of Ryder Scott Company.

23.6	*	Consent of KPMG LLP, Registered Public Accounting Firm for Nuevo Energy Company.

24.1	*	Power of Attorney (contained in the Signature Page to this registration statement).

25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Plains Exploration’s Senior Indenture.

25.2	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Plains Exploration’s Subordinated Indenture.

*	Filed herewith.
**	To be filed by amendment or in a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by either registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either registrant pursuant to any charter provision, bylaw, contract, arrangement, statute or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2004.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/S/ JAMES C. FLORES
James C. Flores
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Flores and John F. Wombwell and each of them, any of whom may act without joinder of the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments and any new registration statement filed pursuant to Rule 462(b) under the Securities Act) and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on December 17, 2004.

Signature	Title

/S/ JAMES C. FLORES James C. Flores	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/S/ ISAAC ARNOLD, JR. Isaac Arnold, Jr.	Director

/S/ ALAN R. BUCKWALTER, III Alan R. Buckwalter, III	Director

/S/ JERRY L. DEES Jerry L. Dees	Director

/S/ TOM H. DELIMITROS Tom H. Delimitros	Director

/S/ ROBERT L. GERRY, III Robert L. Gerry, III	Director

/S/ JOHN H. LOLLAR John H. Lollar	Director

/S/ STEPHEN A. THORINGTON Stephen A. Thorington	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ CYNTHIA A. FEEBACK Cynthia A. Feeback	Senior Vice President—Accounting and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, each of Arguello Inc., Nuevo Ghana Inc., Nuevo International Inc., Nuevo Offshore Company, Nuevo Permian Inc., Nuevo Permian Limited Partnership, Nuevo Resources Inc., Nuevo Texas Inc., Pacific Interstate Offshore Company, Plains Resources International Inc. and PXP Gulf Coast Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 17, 2004.

ARGUELLO INC.

By:		/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Vice President and Treasurer

NUEVO GHANA INC.

By:		/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Vice President and Treasurer

NUEVO INTERNATIONAL INC.

By:		/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Vice President and Treasurer

NUEVO OFFSHORE COMPANY

By:		/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Vice President and Treasurer

NUEVO PERMIAN INC.

By:		/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Vice President and Treasurer

NUEVO PERMIAN LIMITED PARTNERSHIP

By: Nuevo Texas Inc., its general partner

	By:	/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Vice President and Treasurer

NUEVO RESOURCES INC.

By:		/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Vice President and Treasurer

NUEVO TEXAS INC.

By:	/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Vice President and Treasurer

PACIFIC INTERSTATE OFFSHORE COMPANY

By:	/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Vice President and Treasurer

PLAINS RESOURCES INTERNATIONAL INC.

By:	/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Vice President and Treasurer

PXP GULF COAST INC.

By:	/S/ STEPHEN A. THORINGTON
Stephen A. Thorington
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement.

3.1		Certificate of Incorporation of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on October 4, 2002).

3.2		Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.1(a) to the Company’s Form S-8 filed on May 19, 2004).

3.3		Bylaws of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on October 4, 2002).

4.1		Indenture dated June 30, 2004 among Plains Exploration & Production Company, the Subsidiary Guarantors named therein and Wells Fargo Bank, N.A. as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form S-4 filed on August 18, 2004).

4.2		Form of 7 1/8% Senior Note due 2014 (incorporated by reference to Exhibit 4.2 to the Company’s Form S-4 filed on August 18, 2004).

4.3		Amended and Restated Indenture dated as of June 18, 2004 among Plains Exploration & Production Company, Plains E&P Company, the Subsidiary Guarantors defined therein and J.P. Morgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 10-Q filed on August 6, 2004).

4.4		Second Supplemental Indenture dated as of June 30, 2004 among Plains Exploration & Production Company, Plains E&P Company, the Subsidiary Guarantors defined therein and J.P. Morgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form 10-Q filed on August 6, 2004).

4.5		Form of 8 3/4% Senior Subordinated Note (incorporated by reference to Exhibit 4.3 to the Company’s Amendment No. 1 to Form S-1 filed on August 28, 2002).

4.6		Registration Rights Agreement dated June 30, 2004 by and among Plains Exploration & Production Company, the subsidiary guarantors listed on Schedule I thereto, and Lehman Brothers Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, BNP Paribas Securities Corp., and Harris Nesbitt Corp. (incorporated by reference to Exhibit 4.6 to the Company’s Form S-4 filed on August 18, 2004).

4.7		Plains Exploration & Production Company 2004 Stock Incentive Plan (incorporated by reference to Annex B to Plains Exploration & Production Company Amendment No. 1 to Form S-4 filed on April 12, 2004).

4.8		Form of Senior Indenture of Plains Exploration & Production Company (incorporated by reference to Exhibit 4.5 to the Company’s Form S-3 (File No. 333-112027) filed on January 20, 2004).

4.9		Form of Subordinated Indenture of Plains Exploration & Production Company (incorporated by reference to Exhibit 4.6 to the Company’s Form S-3 (File No. 333-112027) filed on January 20, 2004).

4.10	**	Form of Debt Securities.

4.11	**	Form of Securities Warrants.

4.12	**	Form of Stock Purchase Warrants.

4.13	**	Form of Depositary Receipts.

4.14	**	Form of Stock Purchase Contracts.

4.15	**	Form of Stock Purchase Units.

E-1

Exhibit Number		Description

5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the senior debt securities, the subordinated debt securities, the guarantees, the common stock, the preferred stock, the depositary shares, the warrants, the stock purchase contracts and the stock purchase units.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

23.1	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2	*	Consent of PricewaterhouseCoopers LLP.

23.3	*	Consent of KPMG LLP, Registered Public Accounting Firm for 3TEC Energy Corporation.

23.4	*	Consent of Netherland, Sewell & Associates, Inc.

23.5	*	Consent of Ryder Scott Company.

23.6	*	Consent of KPMG LLP, Registered Public Accounting Firm for Nuevo Energy Company.

24.1	*	Power of Attorney (contained in the Signature Page to this registration statement).

25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Plains Exploration’s Senior Indenture.

25.2	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Plains Exploration’s Subordinated Indenture.

*	Filed herewith.
**	To be filed by amendment or in a Current Report on Form 8-K.

E-2